UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event: October 6, 2006

Nexia Holdings, Inc.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

33-2128-D (Commission File Number)	84-1062062 (IRS Employer Identification Number)

c/o Richard Surber, President
59 West 100 South, Second Floor, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 7.01 REGULATION FD DISCLOSURE

Nexia Holdings, Inc. (the “Company”) will be or is providing to various parties the attached information regarding its’ financial projections and estimates for its operations for the next five years, including projections for the expansion of the Landis Lifestyle Salon and Black Chandelier retail stores operations. This information is attached hereto as Exhibits 99.1 to 99.4 and that information is incorporated hereto by reference.

The information included in Exhibits 99.1 through 99.4 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Statements made in the exhibit hereto which describe the Company’s or management’s objectives, projections, estimates, expectations or predictions of the future may be “forward-looking statements” within the meaning of securities laws, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “estimates,” “anticipates,” or the negative thereof or other variations thereon. The Company cautions that, by their nature, forward-looking statements involve risk and uncertainty and that the Company’s actual actions or results could differ materially from those expressed or implied in such forward-looking statement or could affect the extent to which a particular projection is realized. Important factors which could cause such differences include the market reaction to the products and services offered by the Company the public, general economic conditions in the markets in which the Company operates or seeks to expand, changes in the prices or supplies for the material and/or goods required by the Company for its operations, location and leasing of appropriate new locations for retail locations for Company operations and the location and hiring of capable persons to work and staff any new locations opened by the Company and retaining of staff at current locations.

ITEM 9.01 Financial Statements and Exhibits

Pro forma financial statements, if required, will be filed by amendment within the time allowed by rule.

EXHIBIT	PAGE
NO.	NO.	DESCRIPTION

99.1	3	Financial Needs and Expansion Summary for Nexia Holdings
99.2	27	Black Chandelier-The Retail Revolution (Press Kit)
99.3	67	Valuation of a 60% control, nonmarketable member interest in Landis LLC as of August 31, 2006.
99.4	101	Valuation of a 100 percent control, nonmarketable ownership interest in Black Chandelier’s assets and operations as of August 31, 2006

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Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nexia Holdings, Inc.

Date: October 6, 2006	By:	/s/ Richard Surber
Richard Surber President

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